                                                                   EXHIBIT 99.1


                                                  Contact: Robert B. Nolen, Jr.
                                                           President and Chief
                                                           Executive Officer
                                                           (205) 221-4111


            PINNACLE BANCSHARES ANNOUNCES RESULTS FOR SECOND QUARTER


         Jasper, Alabama (August 8, 2005) - Robert B. Nolen, Jr., President and Chief Executive Officer of Pinnacle Bancshares, Inc. (AMEX:PLE), today announced Pinnacle's second quarter results of operations. For the three months ended June 30, 2005, net income was $407,000, compared with net income of $553,000 for the three months ended June 30, 2004. Net interest income after the provision for loan losses for the three months ended June 30, 2005, was $1,573,000, compared with $1,682,000 in the same period last year.

         For the six months ended June 30, 2005, net income was $733,000, compared with $972,000 for the six months ended June 30, 2004. Net interest income after the provision for loan losses for the six months ended June 30, 2005 was $3,104,000, compared with $3,296,000 in the same period last year.

         Basic and diluted earnings per share for the three months ended June 30, 2005 were each $0.26 per share, compared to $0.35 per share each for the same period last year. For the six months ended June 30, 2005, basic and diluted earnings were $0.47 and $0.46 per share, respectively, compared to $0.62 and $0.60, respectively, for the same period last year.

         Mr. Nolen attributed the decrease in net income in part to a decrease in Pinnacle's net interest margin due to increases in short-term market interest rates. As market rates increased during the six months ended June 30, 2005, the Company's cost of funds increased more rapidly than rates on loans and investments. As a result, the Company's net interest margin was 3.50% for the six months ended June 30, 2005, compared to 3.69% for the six months ended June 30, 2004. Mr. Nolen commented that if interest rates continue to increase, he expects that the margin will continue to decline. The Company is considering strategies to improve the net interest margin, including sales of investments available for sale, any immediate losses which may be incurred on these sales and the long term benefits which may be derived from such transactions.

         Mr. Nolen observed that, in comparison to the first half of 2004, fees and service charges on deposit accounts decreased approximately $73,000 primarily due to a decline in insufficient funds fees, and net gains from loan sales declined $120,000 due to a 25% decrease in originations of mortgage loans held for sale.

         Mr. Nolen also noted that the provision for loan losses in the first half of 2005 was $303,000, compared to $294,000 in the first half of 2004. As a percent of total loans, the allowance for total loans receivable was 1.25% at June 30, 2005, compared to 1.16% at June 30, 2004.

         Pinnacle Bancshares, Inc.'s wholly owned subsidiary Pinnacle Bank has six offices located in central and northwest Alabama.


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                            PINNACLE BANCSHARES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                             Three Months Ended June 30,
                                                                        ------------------------------------
                                                                            2005                     2004
                                                                        ------------            ------------
Net income                                                              $    407,000            $    553,000
Basic earnings per share                                                $       0.26            $       0.35
Diluted earnings per share                                              $       0.26            $       0.35

Performance ratios (annualized):
   Return on average assets                                                     0.76%                   1.03%
   Return on average equity                                                     8.19%                  11.64%
   Interest rate spread                                                         3.43%                   3.67%
   Net interest margin                                                          3.50%                   3.71%
   Operating cost to assets                                                     2.70%                   2.73%

Weighted average basic shares
  outstanding                                                              1,549,222               1,564,744
Weighted average diluted shares
  outstanding                                                              1,577,604               1,601,848
Dividends per share                                                     $       0.11            $       0.11
Provision for loan losses                                               $    147,000            $    147,000



                                                                              Six Months Ended June 30,
                                                                        ------------------------------------
                                                                             2005                     2004
                                                                        ------------            ------------
Net income                                                              $    733,000            $    972,000
Basic earnings per share                                                $       0.47            $       0.62
Diluted earnings per share                                              $       0.46            $       0.60

Performance ratios (annualized):
   Return on average assets                                                     0.68%                   0.92%
   Return on average equity                                                     7.48%                   9.97%
   Interest rate spread                                                         3.44%                   3.68%
   Net interest margin                                                          3.50%                   3.69%
   Operating cost to assets                                                     2.76%                   2.73%

Weighted average basic shares
  outstanding                                                              1,550,775               1,565,336
Weighted average diluted shares
  outstanding                                                              1,581,292               1,607,012
Dividends per share                                                     $       0.22            $       0.21
Provision for loan losses                                               $    303,000            $    294,000



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
                                                                        ------------------------------------------
                                                                         June 30, 2005           December 31, 2004
                                                                        --------------           -----------------
Total assets                                                            $  219,572,000             $  207,832,000
Loans receivable                                                        $  103,471,000             $   99,600,000
Deposits                                                                $  187,358,000             $  179,966,000
Total stockholders' equity                                              $   20,071,000             $   19,914,000
Book value per share                                                    $        12.69             $        12.79
Stockholders' equity to assets ratio                                              9.14%                      9.58%

Asset quality ratios:
  Nonperforming loans as a percent of
    total loans                                                                   0.28%                      0.72%
  Nonperforming assets as a percent of
    total assets                                                                  0.37%                      0.64%
  Allowance for loan losses as a percent
    of total loans                                                                1.25%                      1.16%
  Allowance for loan losses as a percent
    of nonperforming loans                                                      448.46%                    160.74%

         This Press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.


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